Exhibit 107.1

Calculation of Filing Fee Table

S-3
(Form Type)

West Bancorporation, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit (a)	Maximum Aggregate Offering Price (a)	Fee Rate	Amount of Registration Fee (b)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward (b)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value per share (c)	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share (c)	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Debt	Debt securities (d)	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Equity	Warrants (e)	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Equity	Depositary Shares (f)	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Other	Subscription Rights (g)	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Other	Stock Purchase Contracts	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Other	Stock Purchase Units	457(o)				$110.20 per $1,000,000		__	__	__

Fees to Be Paid	Other	Units	457(o)				$110.20 per $1,000,000		__	__	__
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$85,000,000(a)	$110.20 per $1,000,000	$9,367	__	__	__
Fees Previously Paid	__	__	__	__	__	__	__	__	__	__	__	__
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value per share (c)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share (c)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Debt	Debt securities (d)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Equity	Warrants (e)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Equity	Depositary Shares (f)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Subscription Rights (g)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Stock Purchase Contracts	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Stock Purchase Units	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Units	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$15,000,000	__	$15,000,000(a)			S-3	333-236740	March 19, 2020	$1,932

Total Offering Amount	$100,000,000	$9,367
Total Fees Previously Paid		—
Total Fee Offsets		—
Net Fee Due		$9,367

(a) Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $100,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933.
(b) This registration statement registers securities with a maximum aggregate offering price of $100,000,000. Of these securities, securities with a maximum aggregate offering price of $85,000,000 are being newly registered on this registration statement (the “Newly Registered Securities”), and securities with a maximum aggregate offering price of $15,000,000.00 (the “Unsold Securities”) represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on March 7, 2014 and declared effective on March 20, 2014 (File No. 333-194392) (the “2014 Registration Statement”) and carried forward on its Registration Statement on Form S-3 filed on March 2, 2017 and declared effective on March 20, 2017 ( File No. 333-216393) (the “2017 Registration Statement”) and carried forward on its Registration Statement on Form S-3 filed on February 28, 2020 and declared effective on March 19, 2020 (File No. 333-236740) (the “2020 Registration Statement”). The registrant sold an aggregate of $60,000,000 of securities under the 2020 Registration Statement, leaving the balance of $15,000,000 of Unsold Securities, in respect of which the registrant paid $1,932 (based on the filing fee rate in effect at the time of the filing of the 2014 Registration Statement) in registration fees related to the Unsold Securities. The amount of the registration fee being paid herewith ($9,367) relates to the Newly Registered Securities.

(c) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.
(d) The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.
(e) Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities
(f) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(g) Subscription rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.